Exhibit 99.1

NOTICE OF BLACKOUT PERIOD

DATE:	March 10, 2022

TO:	Directors and Executive Officers of NGM Biopharmaceuticals, Inc.

FROM:	Valerie Pierce, Secretary, Senior Vice President, General Counsel and Chief Compliance Officer

RE:	Notice Regarding Matching Plan and 401(k) Plan Blackout Period and Trading Restrictions

On March 10, 2022, NGM Biopharmaceuticals, Inc. (the “Company”) received notice from Fidelity Investments Institutional Services Company advising of an upcoming blackout period (the “Blackout Period”) with respect to the NGM Biopharmaceuticals Matching Plan and the NGM Biopharmaceuticals 401(k) Plan (respectively, the “Matching Plan” and the “401(k) Plan,” and collectively, the “Plans”), each of which include funds that are invested in the Company’s common stock, due to the merger of the Matching Plan into the 401(k) Plan (the “Plan Merger”). In connection with the Plan Merger, new match accounts have been created under the 401(k) Plan to receive shares of Company common stock in participant accounts under the Matching Plan. During the Blackout Period, participants will temporarily be unable to access their match accounts under the Plans to direct or diversify investments, or obtain a distribution or loan (as applicable).

The purpose of this notice is to notify you of the Blackout Period and inform you that you will be prohibited during the Blackout Period from engaging in transactions involving Company common stock if such securities were acquired in connection with your service as a director or employment as an executive officer of the Company.

We are required to provide this notice to you under Rule 104 of Regulation BTR promulgated by the Securities and Exchange Commission pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002.

Reason for the Blackout Period

The Blackout Period is being imposed in connection with the Plan Merger.

Length of Blackout Period

The Blackout Period is expected to begin on April 11, 2022 and is expected to end on May 13, 2022.

Impact on Plan Participant Rights

During the Blackout Period, participants of the Plans will have limited access to their accounts in the Plans, and participants will temporarily be unable to access their match accounts under the Plans to direct or diversify investments, or obtain a distribution or loan (as applicable).

Restrictions on Directors and Executive Officers During the Blackout Period

During the Blackout Period, directors and executive officers of the Company will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. These restrictions generally prohibit the direct or indirect purchase, sale, or other acquisition or transfer of the Company’s common stock acquired in connection with your service as a director or employment as an executive officer of the Company. Covered transactions are not limited to those involving your direct ownership, but also include any transaction in which you have a pecuniary interest, such as transactions by immediate family members living in your household.

Although certain types of transactions are permitted under Regulation BTR, including bona fide gifts or any purchases or sales made pursuant to written plans satisfying the conditions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, you are urged to avoid any discretionary change in your beneficial ownership of the Company’s common stock during the Blackout Period due to its limited duration. Engaging in a transaction that violates the rules could result in both civil and criminal penalties. Please contact Valerie Pierce, Secretary, Senior Vice President, General Counsel and Chief Compliance Officer, before you, any immediate family member living with you, or any trust or other entity in which you have an interest engages in any acquisition, sale, or other disposition of common stock of the Company during the Blackout Period or if you believe that a transaction in which you have an interest may occur during the Blackout Period.

If you have any questions concerning this notice, please contact Valerie Pierce by telephone at (650) 392-1768 or by mail at NGM Biopharmaceuticals, Inc., 333 Oyster Point Boulevard, South San Francisco, CA 94080.

*****

4